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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              E-Star Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

                   Nevada                                                    06-1574303
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         State of incorporation or organization)                             (I.R.S. Employer Identification No.)

         165 EAB Plaza, West Tower, 6th Floor, Uniondale, NY 11566
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         (Address of principal executive offices)                             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

               Title of each class                                                   Name of each exchange on which
               to be so registered                                                   each class is to be registered
                       None                                                                  Not applicable
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


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates:

                        333-34790
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                       (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $.001 per share
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                                (Title of Class)

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                                (Title of Class)


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ITEM 1.  Description of Registrant's Securities to be Registered

         The description of the Registrant's securities to be registered hereunder is contained in the Registrant's Registration Statement on Form SB-2 (File No. 333-34790), filed with the Securities and Exchange Commission ("SEC") on April 14, 2000 and amendments thereto, and is incorporated herein in its entirety by reference. Copies of the definitive prospectus to be filed with the SEC pursuant to Rule 424(b) shall be deemed to be incorporated herein by reference.

ITEM 2.  Exhibits

Exhibit No.
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
 3.1     Articles of Incorporation (1)
 3.2     By-laws (1)
 5       Opinion re legality (1)
10.1     Employment agreement with Jeffrey Leader (1)
10.2     Proposed employment agreement with Sean Michtavy (1)
10.3     Consulting Agreement with Greg Buttle (1)
23.1     Consent of Peter C. Cosmas Co., CPAs, certified public accountants (1)
23.2     Consent of Feder Kaszovitz Isaacson Weber Skala & Bass LLP (included in Exhibit 5) (1)

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(1)      Filed previously by the Registrant with the Securities and Exchange
         Commission as an Exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-34790), filed on April 14, 2000, and amendments thereto, and incorporated herein by reference.


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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   E-Star Holdings, Inc.


                                   By: /s/ Daniel Boucher
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                                           Daniel Boucher
                                           President and Chief Executive Officer

Dated:  August 1, 2000